EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jason Pigott, President and Chief Executive Officer of Vital Energy, Inc. (the "Company"), and Bryan J. Lemmerman, Senior Vice President and Chief Financial Officer of the Company, certify that, to their knowledge:
(1)the Annual Report on Form 10-K of the Company for the period ending December 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

February 22, 2023

/s/ Jason Pigott
Jason Pigott
President and Chief Executive Officer
February 22, 2023

/s/ Bryan J. Lemmerman
Bryan J. Lemmerman
Senior Vice President and Chief Financial Officer